Exhibit 10.12
FIRST AMENDMENT TO MASTER CUSTODY SERVICE AGREEMENT
This FIRST AMENDMENT (the “Amendment”) to the Master Custody Service Agreement, dated March 11, 2022 (the “Agreement”), is made on January 4, 2024 (“Amendment Effective Date”), by and between Anchorage Digital Bank N.A. (formerly Anchorage Trust Company, herein “Anchorage”) and each entity listed on the Order Form of the Agreement (each a “Client”) (Anchorage and Client, collectively, the “Parties”).
Pursuant to Section 12.7 of the Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
1.Amendments.
1.1.The following Clients are hereby added to Section 4 (Clients) of the Order Form of the Agreement:
Figure Markets Credit LLC, a Delaware limited liability company
FMC LFV LLC, a Delaware limited liability company
1.2.Section 4 (Clients) of the Order Form of the Agreement is hereby amended by deleting the list of Clients thereto in its entirety and replacing it with the list below for the purposes of adding new Clients and consolidating an updated list of Clients:

Figure Markets Credit LLC, a Delaware limited liability company

FMC LFV LLC, a Delaware limited liability company

Figure Lending LLC, a Delaware limited liability company
1.3.Section 1.2(f) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(f)    In the event Client enters into any of the following agreements (any such agreement, a “Client Service Provider Agreement”):
i)    A brokerage services agreement with Anchorage Hold, LLC or any other Anchorage Affiliate (“Broker”), under which Client appoints Broker to act as Client’s agent to issue Directions to Anchorage for the transfer of Client’s Digital Assets or fiat currency to an Account or Vault in the name of, and solely controlled by, Anchorage or its Affiliates (“Staging Account”). The Staging Account is for the purpose of trading, clearing, settling, netting, accounting for, and providing other services in connection with, Client’s Digital Assets or fiat currency. The Staging Account may contain commingled assets of Third Parties, and Client shall not have a claim to such assets of Third Parties; it being understood and agreed that, pursuant to Section 1.4, Anchorage shall at all times maintain accurate books and records with respect to the ownership of all assets in the Staging Account;
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ii)    A lending agreement, a loan agreement and security agreement, or other similar agreement, regardless of how titled, with Anchorage Lending CA, LLC (“Lending”), under which Client appoints Lending to act as Client’s agent to issue Directions to Anchorage for the transfer of Client’s Digital Assets or fiat currency to or from an Account or Vault in the name of, and solely controlled by, Lending or its affiliates, or an omnibus account held for Client’s benefit, for the purpose of (i) advancing Client’s Digital Assets or fiat currency to Lending; or (ii) borrowing Digital Assets or fiat currency from Lending and providing collateral in connection therewith; or
iii)    An agency appointment with any other party, under which Client appoints such Third Party (“Agent”) to act as Client’s agent to issue Directions to Anchorage for any purpose set forth in the appointment;
then, in each applicable case, Client shall promptly notify Anchorage in writing of any such agency appointment using a form of notice acceptable to Anchorage. Where Client has duly appointed any of Broker, Lending or Agent (each, a “Client Service Provider”) as its agent pursuant to the foregoing agreements or a Control Agreement (each a Client Service Provider Agreement), Client directs Anchorage to follow, and Anchorage shall follow, any Direction initiated by a Client Service Provider related to Digital Assets or Fiat Services as if initiated directly by the Client provided that such Directions followed by Anchorage shall be limited to those contemplated by a Client Service Provider Agreement or otherwise agreed between Client Service Provider and Anchorage, including, without limitation, through an Authenticated Instruction by a Client Service Provider on Client’s behalf. Client agrees that Broker shall have the ability to instruct Anchorage to restrict Client from withdrawing from Client’s Account and/or Vault for Obligations owed. In the event of any inconsistency between instructions from Broker and instructions from the Client, Client hereby acknowledges and agrees that Anchorage shall follow instructions from Broker, even if that may result in disregarding instructions from the Client. Accordingly, Client acknowledges and agrees that Client may not be able to withdraw any assets until Anchorage receives confirmation from the Broker to release such restriction from the applicable assets.”
1.4.Section 5.4 of the Agreement is hereby deleted in its entirety and replaced with the following:
“5.4 Lien and Right of Setoff, Reserve. To secure payment or performance of Client’s Obligations, Client hereby pledges and grants to Anchorage (acting for itself and as agent for each Anchorage Affiliate) and each Anchorage Affiliate, and agrees that Anchorage and each Anchorage Affiliate will have, to the maximum extent permitted by Law, a continuing first lien and security interest in, and right of setoff against Accounts, all assets and property credited to the Accounts (including, for the avoidance of doubt, Digital Assets and fiat currency) or otherwise transferred to Anchorage, contractual and non-contractual rights in respect of any of the foregoing, and all proceeds of the foregoing. Client acknowledges and agrees that Anchorage has no duties or responsibilities with respect to the foregoing property (including any duty to collect any distributions or enforce or preserve any rights pertaining to such property) other than those expressly set forth under applicable Law. Client also acknowledges that Anchorage is acting as agent for each Anchorage Affiliate for purposes of this Section 5.4.
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Further, with prior written notice to Client, Anchorage may establish a reserve account to ensure Client pays Fees (“Reserve Account”) if Client: (i) breaches this Agreement; (ii) is subject to a material regulatory action or proceeding that Anchorage reasonably determines makes it prudent for it to engage counsel or incur expenses to manage the Account; or (iii) is likely to become the subject of bankruptcy or insolvency proceedings, each as reasonably determined by Anchorage. If Anchorage creates a Reserve Account, Anchorage will provide prior written notice to the Client of the reasons therefore and the required Reserve Account balance. Anchorage may use Reserve Account funds to pay Client obligations to Anchorage, and if such funds are used, Anchorage will account to Client for such funds used in Client’s monthly statements. In no case shall any amounts held in the Reserve Account constitute “demand deposits” or be withdrawable by check or similar means for payment to Third Parties or others, within the meaning of 12 U.S.C. 1841(c)(2)(D)(iv)(1).”
1.5.Schedule A of the Agreement is hereby amended by adding the following defined term in alphabetical order:
“ “Obligations” mean in respect of Client, all present and future obligations and liabilities of Client (whether or not matured, unmatured, liquidated, unliquidated, fixed or contingent and irrespective of the currency of such obligations) to Anchorage and each Anchorage Affiliate, as applicable, under this Agreement and any other agreement.”
2.Miscellaneous.
2.1.Governing Law. This Amendment will be subject to the relevant governing law provision in the Agreement (as amended hereto).
2.2.Effect of Amendments. Except as otherwise amended herein, all other provisions of the Agreement remain in full force and effect, and any provision in the Agreement that conflicts with the terms of this Amendment shall be deemed to be amended appropriately in order to be consistent with this Amendment.
2.3.Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement, including without limitation Schedule A (Definitions).
2.4.Execution in Counterparts and by Electronic Means. This Amendment may be executed in counterparts and by electronic means, and the Parties agree that such electronic means and delivery will have the same force and effect as delivery of an original document with original signatures.
[Remainder of page blank; signature page follows.]
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IN WITNESS WHEREOF, by their duly authorized representatives, Anchorage and Clients hereby execute this Amendment as of the Amendment Effective Date.

ANCHORAGE DIGITAL BANK N.A.	FIGURE LENDING LLC

By: /s/ Rachel Anderika	By: /s/ Jackie Frommer

Name: Rachel Anderika	Name: Jackie Frommer

Title: Authorized Signatory	Title: President

FIGURE MARKETS CREDIT LLC

By: /s/ Mike Abbate

Name: Mike Abbate

Title: Authorized Signatory - Head of Capital Markets

FMC LFV LLC

By: /s/ Mike Abbate

Name: Mike Abbate

Title: Authorized Signatory
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